UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2010
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed in our Current Report on Form 8-K filed with the SEC on October 1, 2010, on September 28, 2010 our board of directors approved a Special Security Agreement among our company; the U.S. Department of Defense, or the DoD; Su Sih (BVI) Limited, or Su Sih (a significant foreign minority owner of our capital stock); and Mr. Tang Hsiang Chien (as the beneficial owner of Su Sih). On October 19, 2010, the Special Security Agreement was signed on behalf of the DoD by the Director, Industrial Policy and Programs, Defense Security Service, and became effective as of that date. The disclosure included in this Item 1.01 is qualified in its entirety by reference to the full text of the Special Security Agreement, which is attached hereto as Exhibit 10.23 and is incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.

Exhibit No.	Description

10.23	Special Security Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2010	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.23	Special Security Agreement